SUB-ITEM 77I

MFS Diversified Income Fund, MFS Global Real Estate Fund, MFS Government Securities Fund, and MFS New Discovery Value Fund, each a series of MFS Series Trust XIII (the "Trust"), each established a new class of shares, Class R5 Shares, as described in each fund's prospectus contained in Post-Effective Amendment No. 51 to the Registration Statement of the Trust (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 27, 2012, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.